Exhibit 99.1

CONTACTS: Investors: Kathy Donovan Liberty Tax, Inc. Vice President, Chief Financial Officer (757) 493-8855 investorrelations@libtax.com	Media: Martha O’Gorman Liberty Tax, Inc. Chief Marketing Officer (757) 301-8022 martha@libtax.com

Liberty Tax Service Announces Fiscal Year 2015 Results

Virginia Beach, Va. (June 18, 2015) – Liberty Tax, Inc. (NASDAQ:TAX) (the “Company”), the parent company of Liberty Tax Service, today reported its results for fiscal year 2015. The Company reported that the total number of customers served in the U.S. and Canada grew by 2.1% to 2.2 million. Tax returns prepared in offices in the U.S. grew 0.9%, exceeding the national paid preparer category growth rate, while total returns in Canada grew 9.3%.

“Despite one of the most challenging tax seasons in recent memory, we continued our track record of increasing the number of taxpayers we served faster than the overall market,” said John Hewitt, CEO. “Unfortunately, the revenue growth we expected from the Affordable Care Act (ACA) did not materialize and delays in implementation of immigration reform also impacted our revenue this year.  However, we made significant investments related to the ACA and the launch of the SiempreTax+ brand, and we are uniquely prepared to capitalize on future industry growth.”

In response to the growing issue of identity theft fraud in the tax system, Liberty recently joined forces with the IRS, state tax authorities and other companies in the industry to develop a plan to combat identity theft tax fraud beginning in the 2016 tax season. The Company remains committed to protecting its customers and addressing this growing threat, and to further efforts to address other types of tax fraud, as well.

Fiscal 2015 Results
($ in thousands except per share data)	GAAP			Non - GAAP*
	2015	2014	Change	2015	2014	Change
Revenue	$162,172	$159,696	2%	$162,172	$159,696	2%
Operating expenses	146,780	124,875	18%	129,283	124,226	4%
Income before taxes	13,501	35,636	-62%	30,998	34,102	-9%
Diluted EPS	0.61	1.51	-60%	1.36	1.45	-6%
*See reconciliation of Non-GAAP to GAAP measures in Table F

Operational Highlights
•	U.S. systemwide revenue grew 4%.
•	SiempreTax+ was successfully launched with 57 stores in operation for the tax season, a record for a first year tax franchise.
•	Canadian systemwide revenue grew 10.5% (on a local currency basis) and returns processed grew 9.3%.
•	Licensed insurance agents were present in over 1,000 offices, ready to help the 23% of Liberty customers impacted by the ACA.

Revenues
•	Reported revenue increased 1.6% to $162.2 million.
•	Financial product revenue increased due to the Company’s strategy to originate a larger portion of its financial products in house.
•	Growth in assisted tax preparation volume of 0.9% coupled with an increase in average net fee of 3.1% drove higher royalty and advertising revenue.
•	Franchise fee and other revenue were down as a result of lower cash payments received from franchisees.
•	Foreign exchange rates negatively impacted revenue by $0.8 million.

Operating Expenses
•
Reported operating expenses increased 17.5% to $146.8 million, compared to $124.9 million in the prior year. Adjusted operating expenses, as reported on Table F, increased 4.1% to $129.3 million. Investments in ACA initiatives and in launching the SiempreTax+ brand along with incremental advertising expense caused most of the increase.

•
Due to changes in the competitive landscape in the DIY market, the Company recorded an impairment of its online assets of $8.4 million.  Additionally, the Company recorded $7.6 million in costs related to potential losses on two class action lawsuits, net of recovery from a vendor. These cases are now awaiting final approval from the courts.  These items are excluded from the Company’s adjusted results.

Balance Sheet and Cash Flow Highlights
•	During the year the Company repurchased $24.3 million in stock, net of options exercised, and initiated a quarterly dividend of 16 cents per share in the fourth quarter.
•	Cash and cash equivalents at April 30, 2015 were $21.4 million, down $24.7 million versus prior year, due to the share repurchases and dividend payment.

Dividend
On June 17, 2015, the Board of Directors has approved a quarterly dividend to shareholders of $0.16 per share. The dividend will be paid on July 22, 2015 to holders of record of common stock and common stock equivalents on the close of business on July 15, 2015.

Conference Call
At 8:30 a.m. Eastern time on June 18, 2015, the Company will host a conference call for analysts, institutional investors and stockholders.  To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:

U.S.                                855-611-0856
International                 518-444-5569
Conference ID code:    48303673

The call will also be webcast in a listen-only format.  The link to the webcast may be accessed on the Company’s investor relations website at www.libertytax.com, under the “About” tab.

A telephonic replay of the call will be available beginning shortly after the call continuing until Thursday, June 25, 2015, by dialing 855-859-2056 (domestic) or 404-537-3406 (international).  The conference ID code is 48303673.  A replay of the webcast will also be available at the site listed above beginning shortly after its conclusion.

About Liberty Tax, Inc.
Founded in 1997 by CEO John T. Hewitt, Liberty Tax, Inc., is the parent company of Liberty Tax Service. Liberty Tax is the fastest-growing tax preparation franchise and has prepared almost 20 million individual income tax returns in more than 4,300 offices and online. Liberty Tax’s online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of approximately 35,000 seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor for many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying Tables E&F titled “Non-GAAP Financial Information.”

Forward Looking Statements
In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding future growth.  These forward-looking statements, as well as Company guidance, are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things; uncertainties regarding the Company's ability to attract and retain clients; the ability to continue to pay a quarterly dividend; the effect of health care reform and immigration reform on tax preparation-related revenue; the impact of the launch of a new franchise brand; uncertainties regarding the Company’s ability to meet its prepared returns targets; competitive factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company’s annual report on Form 10-K and in other filings by the Company with the U.S. Securities and Exchange Commission.  The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table A
Liberty Tax, Inc.
Condensed Consolidated Balance Sheets
Unaudited, amounts in thousands

	April 30,	April 30,
	2015	2014
Current assets:
Cash and cash equivalents	$21,387	$46,080
Current receivables, net	65,927	65,656
Assets held for sale	5,160	4,413
Deferred income tax asset	6,921	4,058
Other current assets	6,470	5,325
Total current assets	105,865	125,532

Property, equipment, and software, net	36,232	38,343
Notes receivable - non-current, net	20,753	15,824
Goodwill	3,377	2,997
Other intangible assets, net	14,672	14,295
Other assets	3,247	1,772
Total assets	$184,146	$198,763

Current liabilities:
Current installments of long-term debt	$3,934	$6,797
Accounts payable and accrued expenses	17,321	15,023
Due to area developers	24,340	18,236
Income taxes payable	2,147	9,676
Deferred revenue - current	6,076	6,051
Total current liabilities	53,818	55,783

Long-term debt, excluding current installments	21,463	21,691
Revolving credit facility	-	-
Deferred revenue - non-current	7,640	8,059
Deferred income tax liability	2,363	3,045
Total liabilities	85,284	88,578

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	-	-
Class A common stock, $0.01 par value per share	119	124
Class B common stock, $0.01 par value per share	9	9
Exchangeable shares, $0.01 par value	10	10
Additional paid-in capital	4,082	9,402
Accumulated other comprehensive income (loss), net of taxes	(697)	66
Retained earnings	95,339	100,574
Total stockholders' equity	98,862	110,185
Total liabilities and stockholders' equity	$184,146	$198,763

Table B
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Three months ended April 30,
	2015	2014	% change
Revenues:
Franchise fees	$3,250	$4,671	-30.4%
Area developer fees	1,835	1,686	8.8%
Royalties and advertising fees	52,119	53,716	-3.0%
Financial products	23,031	24,030	-4.2%
Interest income	7,507	6,795	10.5%
Tax preparation fees, net of discounts	11,029	11,613	-5.0%
Other revenue	148	1,062	-86.1%
Total revenues	98,919	103,573	-4.5%

Operating expenses:
Employee compensation and benefits	12,453	13,796	-9.7%
Selling, general, and administrative expenses	9,685	11,625	-16.7%
Area developer expense	17,721	17,876	-0.9%
Advertising expense	4,286	4,074	5.2%
Depreciation, amortization and impairment charges	3,045	3,687	-17.4%
Impairment of online software and assets	8,392	-	100.0%
Total operating expenses	55,582	51,058	8.9%
Income from operations	43,337	52,515	-17.5%

Other income (expense):
Foreign currency transaction loss	43	2	NM
Interest expense	(339)	(288)	-17.7%
Income before income taxes	43,041	52,229	-17.6%
Income tax expense	16,298	19,898	-18.1%
Net Income	$26,743	$32,331	-17.3%

Net income attributable to common
stockholders Class A and Class B	$24,795	$30,047	-17.5%

Net income per share of Class A and Class B
common stock
Basic	$1.95	$2.28	-14.5%
Diluted	1.89	2.18	-13.3%

Weighted-average shares outstanding
Basic	12,728,000	13,154,000	-3.2%
Diluted	14,156,000	14,853,000	-4.7%

Table C
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Fiscal Years ended April 30,
	2015	2014	% change
Revenues:
Franchise fees	$6,246	$7,844	-20.4%
Area developer fees	6,901	6,680	3.3%
Royalties and advertising fees	80,469	78,426	2.6%
Financial products	37,058	34,512	7.4%
Interest income	14,707	14,231	3.3%
Tax preparation fees, net of discounts	13,877	14,295	-2.9%
Other revenue	2,914	3,708	-21.4%
Total revenues	162,172	159,696	1.6%

Operating expenses:
Employee compensation and benefits	41,079	38,399	7.0%
Selling, general, and administrative expenses	40,604	34,756	16.8%
Area developer expense	28,497	27,319	4.3%
Advertising expense	18,308	15,124	21.1%
Depreciation, amortization and impairment charges	9,900	9,277	6.7%
Impairment of online software and assets	8,392	-	100.0%
Total operating expenses	146,780	124,875	17.5%
Income from operations	15,392	34,821	-55.8%

Other income (expense):
Foreign currency transaction loss	(2)	(13)	84.6%
Gain on sale of available-for-sale securities	-	2,183	-100.0%
Interest expense	(1,889)	(1,355)	-39.4%
Income before income taxes	13,501	35,636	-62.1%
Income tax expense	4,811	13,654	-64.8%
Net income	$8,690	$21,982	-60.5%

Net income attributable to common
stockholders Class A and Class B	$8,057	$20,411	-60.5%

Net income per share of Class A and Class B
common stock
Basic	$0.63	$1.57	-59.9%
Diluted	0.61	1.51	-59.6%
Weighted-average shares outstanding
Basic	12,738,000	12,991,000	-1.9%
Diluted	14,295,000	14,537,000	-1.7%

Table D
Liberty Tax, Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Fiscal Years ended April 30,
	2015	2014
Cash flows from operating activities:
Net Income	$8,690	$21,982
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	5,726	8,692
Depreciation, amortization and impairment charges	18,292	9,277
Stock-based compensation expense related to equity classified awards	2,477	2,074
Stock-based compensation income related to liability classified awards	-	(872)
Gains on bargain purchases and sales of Company-owned offices	(414)	(1,143)
Deferred tax expense	(3,545)	2,605
Gain on sale of available-for-sale securities	-	(2,183)
Changes in other assets and liabilities	(6,709)	3,050
Net cash provided by operating activities	24,517	43,482

Cash flows from investing activities:
Issuance of operating loans to franchisees	(93,365)	(76,013)
Payments received on operating loans to franchisees	88,776	71,722
Purchases of Company-owned offices, area developer rights, and acquired customer lists	(8,246)	(8,706)
Proceeds from sale of Company-owned offices and area developer rights	3,687	2,879
Proceeds from sale of available-for-sale securities	-	5,163
Purchases of property, equipment, and software	(11,463)	(9,149)
Proceeds from sale of property, equipment and software	-	59
Net cash used in investing activities	(20,611)	(14,045)

Cash flows from financing activities:
Proceeds from the exercise of stock options	11,983	13,979
Repurchase of common stock	(36,308)	(13,079)
Payment of dividends	(2,205)	-
Repayment of long-term debt	(5,850)	(3,398)
Borrowings under revolving credit facility	154,633	137,391
Repayments under revolving credit facility	(154,633)	(137,391)
Payment for debt issuance costs	(917)	-
Tax benefit of stock option exercises	4,803	283
Net cash used in financing activities	(28,494)	(2,215)

Effect of exchange rate changes on cash and cash equivalents, net	(105)	(155)
Net increase (decrease) in cash and cash equivalents	(24,693)	27,067
Cash and cash equivalents at beginning of period	46,080	19,013
Cash and cash equivalents at end of period	$21,387	$46,080

Table E
Liberty Tax, Inc.
Non-GAAP Financial Information
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measures and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to, not as an alternative for, our reported GAAP results.

Three Months Ended April 30, 2015
	Revenues	Expenses	Income from Operations	EBITDA	Income before Taxes	Net Income (1)	Diluted EPS

As Reported	$98,919	$55,582	$43,337	$54,817	$43,041	$26,743	$1.89

Adjustments:
Executive severance	-	129	(129)	(129)	(129)	(79)	(0.01)
Litigation costs	-	(1,421)	1,421	1,421	1,421	874	0.06
Impairment of online software and assets	-	(8,392)	8,392	-	8,392	5,161	0.37
Subtotal of adjustments	-	(9,684)	9,684	1,292	9,684	5,956	0.42

As Adjusted	98,919	45,898	53,021	56,109	52,725	32,699	2.31

Stock-based compensation expense	-	(475)	475	475

Three Months Ended April 30, 2014
	Revenues	Expenses	Income from Operations	EBITDA	Income before Taxes	Net Income	Diluted EPS

As Reported	$103,573	$51,058	$52,515	$56,204	$52,229	$32,331	$2.18

Adjustments:
Restatement costs	-	(52)	52	52	52	32	-

As Adjusted	103,573	51,006	52,567	56,256	52,281	32,363	2.18

Stock-based compensation expense	-	(680)	680	680

(1) The non-GAAP tax rate of 38.5% used above excludes the income tax effects of the non-GAAP income before taxes adjustments described above and is consistent with our average and forecasted tax rate.

Table F
Liberty Tax, Inc.
Non-GAAP Financial Information
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measures and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to, not as an alternative for, our reported GAAP results.

Fiscal Year Ended April 30, 2015
	Revenues	Expenses	Income from Operations	EBITDA	Income before Taxes	Net Income (4)	Diluted EPS

As Reported	$162,172	$146,780	$15,392	$33,682	$13,501	$8,690	$0.61

Adjustments:
Executive severance(1)	-	(1,488)	1,488	1,488	1,488	915	0.06
Litigation costs	-	(7,617)	7,617	7,617	7,617	4,685	0.33
Impairment of online software and assets	-	(8,392)	8,392	-	8,392	5,161	0.36
Subtotal of adjustments	-	(17,497)	17,497	9,105	17,497	10,761	0.75

As Adjusted	162,172	129,283	32,889	42,787	30,998	19,451	1.36

Stock-based compensation expense(3)	-	(1,883)	1,883	1,883

Fiscal Year Ended April 30, 2014
	Revenues	Expenses	Income from Operations	EBITDA	Income before Taxes	Net Income	Diluted EPS

As Reported	$159,696	$124,875	$34,821	$44,085	$35,636	$21,982	$1.51

Adjustments:
Gain on available-for-sale securities	-	-	-	(2,183)	(2,183)	(1,347)	(0.09)
Executive severance(1)	-	(614)	614	614	614	379	0.03
Reclassification of stock-based compensation expense(2)	-	872	(872)	(872)	(872)	(538)	(0.04)
Restatement costs	-	(907)	907	907	907	559	0.04
Subtotal of adjustments	-	(649)	649	(1,534)	(1,534)	(947)	(0.06)

As Adjusted	159,696	124,226	35,470	42,551	34,102	21,035	1.45

Stock-based compensation expense(3)	-	(1,974)	1,974	1,974

(1) Includes stock-based compensation expense
(2) Related to conversion from equity to liability instruments
(3) Excludes costs related to executive severance
(4) The non-GAAP tax rate of 38.5% used above excludes the income tax effects of the non-GAAP income before taxes adjustments described above and is consistent with our average and forecasted tax rate.

Table G
Liberty Tax, Inc.
Operational Data
Unaudited
	Fiscal years ended April 30,
	2015	2014
Franchisees
U.S.	1,907	1,959
Canada	125	145
Total Franchisees	2,032	2,104

Offices(1)
U.S.
Franchised	3,944	3,995
Company-Owned	125	180
Total U.S.	4,069	4,175

Canada
Franchised	202	227
Company-Owned	57	36
Total Canada	259	263

Total
Franchised	4,146	4,222
Company-Owned	182	216
Total Offices	4,328	4,438

Tax Returns Processed
U.S.	1,907,000	1,890,000
Canada	340,000	311,000
Total Returns Processed in Offices	2,247,000	2,201,000

Online(4)	167,000	187,000
Total Tax Returns Processed	2,414,000	2,388,000

Systemwide Revenue ($ in thousands)(2)
U.S.	$413,200,000	$397,300,000

Canada (CDN $)	26,400,000	23,900,000
Canada (USD $)	21,761,483	21,789,091

US Average Net Fee Per Return(3)	$217	$210

(1) We measure our number of offices per fiscal year based on franchised and company-owned offices open at any point during the tax season.
(2) Our systemwide revenue represents the total tax preparation revenue generated by our franchised and company-owned offices. It does not represent our revenue. But because franchise royalties are derived from the operations of our franchisees, and because we maintain an infrastructure to support systemwide operations, we consider growth in systemwide revenue to be an important measurement.

(3) The net average fee per tax return prepared reflects amounts for our franchised and company-owned offices.
(4) Previously reported online return counts for 2014 have been restated to reflect accepted e-files only. No changes were made to previously reported returns for office counts